Exhibit 10.4

AMENDMENT NO. 1

TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated as of February 27, 2003 (this “Amendment”), by and between Woodworkers Warehouse, Inc., a Delaware corporation (the “Company”) and Walter S. Spokowski (“Employee”).

WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of October 29, 2002 (the “Agreement”), whereby Employee is employed by the Company as its President, Chief Executive Officer and Chief Operating Officer.

WHEREAS, the Company and Employee desire to amend the Agreement.

NOW THEREFORE, the parties agree as follows:

1.    Term of Employment.  Section 2 of the Agreement is hereby amended to read in full as follows:

“The Company hereby employs the Executive, and the Executive hereby accepts such employment, commencing on the Effective Date and ending on the close of business on March 1, 2006 (the “Initial Term”), subject to earlier termination in accordance with the terms of this Agreement. This Agreement shall be automatically renewed from year to year (each a “Renewal Term”) thereafter unless either the Company or the Executive provides the other with written notice of non-renewal at least 90 days prior to the expiration of the Initial Term or any Renewal Term (the Initial Term together with any Renewal Term, the “Term of Employment”).

2.    Base Salary.  Effective as of March 2, 2003, Section 4 of the Agreement is hereby amended to read in full as follows:

“Executive shall be paid a base salary at the annualized rate of $300,000, payable in accordance with the regular payroll practices of the Company, but in no event shall he be paid less frequently than monthly (the “Base Salary”). Executive’s Base Salary shall be subject to review by the Board on an annual basis, and may be adjusted from time to time only upward by the Board acting in its discretion.”

3.    Continuation of Agreement.  As amended hereby, the Agreement shall continue in full force and effect.

4.    Counterparts; Facsimile.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute a single agreement. This Amendment may be executed by facsimile signature.

Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

WOODWORKERS WAREHOUSE, INC.

By:	/s/ Rick C. Welker

Name: Rick C. Welker Title: Vice President and Chief Financial Officer

/s/ Walter S. Spokowski

Walter S. Spokowski